                                                      Exhibit No. EX-99.23(j)(2)

                               CONSENT OF COUNSEL

     We hereby  consent to the use of our name and to the  reference to our Firm under the caption  "Legal  Counsel" in the Statement of  Additional  Information
that  is  included  in  Post-Effective  Amendment  No.  36 to  the  Registration
Statement on Form N-1A under the Investment Company Act of 1940, as amended,  of
Quaker  Investment  Trust.  This  consent does not  constitute  a consent  under
Section 7 of the  Securities  Act of 1933, as amended,  and in consenting to the use of our name and the  reference  to our Firm under  such  caption we have not certified  any part of the  Registration  Statement  and do not  otherwise  come within the  categories of persons  whose consent is required  under Section 7 or the  rules  and  regulations  of the U.S.  Securities  and  Exchange  Commission
thereunder.

                                           Stradley Ronon Stevens & Young, LLP

                                           By:  /s/ Alan R. Gedrich
                                                Alan R. Gedrich, a Partner

Philadelphia, Pennsylvania
October 20, 2006